UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2019

MEDTRONIC PUBLIC LIMITED COMPANY

(Exact name of Registrant as Specified in its Charter)

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street

Dublin 2, Ireland

(Address of principal executive offices)

+353 1 438-1700

(Registrant’s telephone number, including area code):

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares, $0.0001 par value per share	MDT	New York Stock Exchange
Floating Rate Senior Notes due 2021	MDT/21	New York Stock Exchange
0% Senior Notes due 2021	MDT/21A	New York Stock Exchange
0.00% Senior Notes due 2022	MDT/22B	New York Stock Exchange
0.375% Senior Notes due 2023	MDT/23B	New York Stock Exchange
0.25% Senior Notes due 2025	MDT/25	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.00% Senior Notes due 2031	MDT/31A	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.50% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.75% Senior Notes due 2049	MDT/49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On July 10, 2019, Medtronic plc (the “Company”) announced that it would purchase a total of $5.171 billion in aggregate principal amount of various series of senior notes issued by its subsidiaries (includes $4.638 billion pursuant to the Tender Offers and $533 million of the Redemption Notes, both as defined in Item 8.01 below). This follows the July 2, 2019 announcement of the closing of its registered public offering of €5.0 billion of senior notes, the proceeds of which will be used to purchase notes in the Tender Offers. The Company expects these transactions will effectively be leverage neutral.

Given the Company’s first fiscal quarter ends on July 26, 2019, the Company does not expect a material change to its previously disclosed non-GAAP interest expense expectation of $200 to $210 million for the first quarter. However, as a result of these transactions, the Company now expects its non-GAAP interest expense to be in the range of $170 to $180 million per quarter in the Company’s second, third, and fourth quarters of fiscal year 2020 (“Q2-Q4 FY20”). This anticipated benefit is on a pre-tax basis, as the reduced non-GAAP interest expense is expected to be partially offset by a slight increase in U.S. tax expense in Q2-Q4 FY20.

The expected financial benefits of the Company’s refinancing give management comfort in the upper end of its current fiscal year 2020 earnings per share guidance range of $5.44 to $5.50. The Company expects to update its earnings per share guidance when the Company releases its first quarter earnings results, which is currently expected to occur on August 20, 2019.

This report discusses non-GAAP interest expense, which is considered a “non-GAAP” financial measure under applicable SEC rules and regulations. The Company’s management believes that non-GAAP financial measures provide information useful to investors in understanding the Company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that the Company may calculate non-GAAP financial measures in a way that is different from other companies.

The Company calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain charges or gains that would be included in GAAP financial measures. For instance, non-GAAP interest expense excludes the impact of certain fees, costs and premiums to be paid in connection with the Tender Offers. The Company does not attempt to provide a reconciliation of forward-looking non-GAAP interest expense because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP interest expense.

This Current Report on Form 8-K contains forward-looking statements that are not historical in nature. Such forward-looking statements are subject to risks and uncertainties, including the risks related to the acceptance of any tendered notes, the expiration and settlement of the Tender Offers, the satisfaction of conditions to the Tender Offers, whether the Tender Offers will be consummated in accordance with terms set forth in the Offer to Purchase, dated June 24, 2019, or at all and the timing of any of the foregoing, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risks and uncertainties described in the Company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the Company, as filed with the U.S. Securities and Exchange Commission.

Item 8.01.	Other Events

On July 10, 2019, the Company announced the early results and pricing of its previously announced tender offers by its wholly-owned subsidiaries, Medtronic, Inc. (“Medtronic, Inc.”), Medtronic Global Holdings S.C.A. (“MGH”) and Covidien International Finance S.A. (“CIFSA” and, together with Medtronic, Inc. and MGH, the “Offerors”), for any and all (the “Any and All Tender Offer”) of certain of the Offeror’s outstanding debt securities (the “Any and All Notes”) and up to $4.35 billion combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the tender offers) (the “Maximum Tender Offer” and together with the Any and All Tender Offer, the “Tender Offers”) of certain other of the Offeror’s outstanding debt securities (the “Maximum Tender Offer Notes”).

The Tender Offers are being made exclusively pursuant to an offer to purchase dated June 24, 2019, which sets forth the terms and conditions of the Tender Offers, subject to the increase in the aggregate maximum purchase price for the Maximum Tender Offer Notes announced by the Company on June 25, 2019 and the increase in the series tender caps announced by the Company on July 10, 2019.

Copies of the Company’s press releases announcing the early results and pricing are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press releases attached hereto as Exhibits 99.1 and 99.2 are for information purposes only and do not constitute an offer to purchase the notes.

In addition, the Company issued a notice of redemption for the remaining $249.8 million in aggregate principal amount of Medtronic, Inc.’s 4.125% Senior Notes due 2021 and $283.6 million in aggregate principal amount Medtronic, Inc.’s 3.125% Senior Notes due 2022 (collectively, the “Redemption Notes”) that were not validly tendered on or before 5:00 pm. New York City time on July 9, 2019 and accepted for purchase in the Tender Offers, in each case at the redemption prices specified in, and otherwise in accordance with, the indentures governing such Redemption Notes. The redemption date for the Redemption Notes will be August 9, 2019.

Item 9.01.	Exhibits

(d) List of Exhibits

Exhibit Number	Description

99.1	Press release of Medtronic plc regarding early tender offer results, dated July 10, 2019

99.2	Press release of Medtronic plc regarding pricing of tender offer, dated July 10, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

	By	/s/ Karen L. Parkhill
Date: July 10, 2019		Karen L. Parkhill
Executive Vice President and Chief Financial Officer